Exhibit 3.02


                                                                 Document Number
                                                                  20090379446-94
                                                            Filing Date and Time
                                                              04/29/2009 4:15 PM
                                                                   Entity Number
                                                                   E0082692007-0

                                                          Filed in the office of
CERTIFICATE OF CHANGE PURSUANT
      TO NRS 78.209                                           /s/ Ross Miller
                                                              ROSS MILLER
                                                              Secretary of State
                                                              State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     American Sierra Gold Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     50,000,000 shares of common stock with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     2,000,000,000 shares of common stock with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     The Corporation shall issue 40 shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     No fractional shares shall be issued, all fractional shares shall be rounded up.

7.   Effective date of filing (optional): May 20, 2009

                 (must not be later than 90 days after the certificate is filed)

8.   Officer Signature

      X /s/ Wayne Gruden                                       President
      Signature of Officer                                       Title


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.